Exhibit 99.1

Magnite Reports Record Fourth Quarter 2021 Results
Fourth Quarter Revenue up 97% From Prior Year As Reported
Record Adjusted EBITDA Margin of 48% in Fourth Quarter
Fourth Quarter Non-GAAP Earnings Per Share Increases 37% From Prior Year to $0.26
CTV Revenue ex-TAC Grows 52% in 2021 on a Pro Forma Basis(1)
NEW YORK – February 23, 2022 – Magnite (NASDAQ: MGNI), the world's largest independent omnichannel sell-side advertising platform, today reported its results of operations for the fourth quarter and year ended December 31, 2021.
Recent Highlights
•Revenue was $161.3 million for Q4 2021, up 97% from Q4 2020 on an as reported basis
•Revenue ex-TAC(2) of $142.1 million for Q4 2021, up 76% from Q4 2020 on an as reported basis, and up 10% on a pro forma basis(1)
•Revenue ex-TAC attributable to CTV for Q4 2021 was $54.0 million, up 252% year over year on an as reported basis, and up 23% on a pro forma basis(1)
•Net income for Q4 2021 was $0.5 million, representing diluted earnings per share of $0.00, compared to net income of $5.9 million, or diluted earnings per share of $0.05 for the fourth quarter of 2020
•Adjusted EBITDA(2) was $67.5 million in Q4 2021 representing a 48% Adjusted EBITDA margin(4), compared to Adjusted EBITDA of $30.0 million for the fourth quarter of 2020, which represented an Adjusted EBITDA margin of 37%
•Non-GAAP diluted earnings per share(2) was $0.26 for Q4 2021, compared to $0.19 non-GAAP diluted earnings per share for the fourth quarter of 2020
•Operating cash flow(5) in Q4 2021 was $60.2 million

Expectations:
•Revenue ex-TAC(2) for Q1 2022 to be between $105 and $109 million
•Revenue ex-TAC(2) attributable to CTV for Q1 2022 to be between $40 and $42 million
•Adjusted EBITDA operating expenses(3) to be between $83 and $85 million for Q1 2022
•Revenue ex-TAC(2) for full year 2022 to be well over $500 million
•Free cash flow(6) for 2022, after capital expenditures and cash interest payments, to exceed $100 million
•Total capital expenditures for 2022 to be between $40 and $45 million

“We made tremendous progress as a company in 2021,” said Michael G. Barrett, President and CEO of Magnite. “We vaulted Magnite to be the largest independent sell side platform in terms of total revenue and also most importantly the market leader in CTV. This was accomplished through the combination of two very strategic acquisitions, SpotX and SpringServe, and very strong underlying growth. Specifically, CTV pro forma revenue ex-TAC grew over 50% for the full year. I am excited about Magnite's future to better serve customers in the CTV and DV+ markets in 2022 and beyond, with the investments we are making in product, features, audience and identity. We are able to make these investments because we expect very strong top line growth and continued profitability from the strong leverage we have in our business model, which was seen with record margins posted in both the quarter and full year.”

Magnite Fourth Quarter 2021 Results Summary
(in millions, except per share amounts and percentages)
	Three Months Ended			Year Ended
	December 31, 2021	December 31, 2020	Change Favorable/ (Unfavorable)	December 31, 2021	December 31, 2020	Change Favorable/ (Unfavorable)
Revenue	$161.3	$82.0	97%	$468.4	$221.6	111%
Revenue ex-TAC(2)	$142.1	$81.0	76%	$416.5	$219.6	90%
Gross profit	$94.4	$60.8	55%	$266.8	$143.9	85%
Net income (loss)	$0.5	$5.9	(92)%	$0.1	($53.4)	100%
Adjusted EBITDA(2)	$67.5	$30.0	125%	$148.7	$43.1	245%
Adjusted EBITDA operating expenses(3)	$74.6	$50.9	(46)%	$267.8	$176.5	(52%)
Adjusted EBITDA margin(4)	48%	37%	11 ppt	36%	20%	16 ppt
Basic earnings (loss) per share	$—	$0.05	(100)%	$—	($0.55)	100%
Diluted earnings (loss) per share	$—	$0.05	(100)%	$—	($0.55)	100%
Non-GAAP earnings (loss) per share(2)	$0.26	$0.19	37%	$0.55	$0.17	224%

Notes:
(1)	When year-over-year comparisons are referred to as pro-forma, they include Telaria, SpotX and SpringServe results for the relevant pre-acquisition period.
(2)	Revenue ex-TAC, Adjusted EBITDA, Adjusted EBITDA operating expenses, and non-GAAP earnings (loss) per share are non-GAAP financial measures. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.
(3)	Adjusted EBITDA operating expenses is calculated as Revenue ex-TAC less Adjusted EBITDA.
(4)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue ex-TAC.
(5)	Operating cash flow is calculated as Adjusted EBITDA less capital expenditures.
(6)	Free cash flow is defined as Operating Cash Flow (AEBITDA less Capex) less cash interest payments.
Fourth Quarter 2021 Results Conference Call and Webcast:
The Company will host a conference call on February 23, 2022 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its fourth quarter of 2021.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Magnite conference call
Simultaneous audio webcast:	http://investor.magnite.com, under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	3917076
Webcast link:	http://investor.magnite.com, under "Events and Presentations"

About Magnite
We’re Magnite (NASDAQ: MGNI), the world’s largest independent sell-side advertising platform. Publishers use our technology to monetize their content across all screens and formats including CTV, online video, display, and audio. The world's leading agencies and brands trust our platform to access brand-safe, high-quality ad inventory and execute billions of advertising transactions each month. Anchored in bustling New York City, sunny Los Angeles, mile high Denver, historic London, and down under in Sydney, Magnite has offices across North America, EMEA, LATAM, and APAC.

Forward-Looking Statements:
This press release and management's prepared remarks during the conference call referred to above include, and management's answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning acquisitions by the Company, including the acquisition of SpotX, Inc. ("SpotX," and such acquisition the "SpotX Acquisition"), or SpringServe, LLC ("SpringServe" and such acquisition the "SpringServe Acquisition"), or the anticipated benefits thereof; statements concerning potential synergies from the Company's acquisitions; statements concerning the potential impacts of the COVID-19 pandemic on our business operations, financial condition, and results of operations and on the world economy; our anticipated financial performance; anticipated benefits or effects related to our completed merger with Telaria, Inc. in April 2020 ("Telaria" and such merger the "Telaria Merger"); key strategic objectives, industry growth rates for ad-supported connected television ("CTV") and the shift in video consumption from linear TV to CTV; anticipated benefits of new offerings; the impact of transparency initiatives we may undertake; the impact of our traffic shaping technology on our business; the effects of our cost reduction initiatives; scope and duration of client relationships; the fees we may charge in the future; business mix; sales growth; benefits from supply path optimization; the development of identity solutions; client utilization of our offerings; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; certain statements regarding future operational performance measures; and other statements that are not historical facts. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. Risks that our business faces include, but are not limited to, the following: our ability to realize the anticipated benefits of the Telaria Merger, SpotX Acquisition, SpringServe Acquisition, and other acquisitions; our ability to comply with the terms of our financing arrangements; restrictions in our Credit Agreement may limit our ability to make strategic investments, respond to changing market conditions, or otherwise operate our business; increases in our debt leverage may put us at greater risk of defaulting on our debt obligations, subject us to additional operating restrictions and make it more difficult to obtain future financing on favorable terms; sales of our common stock by the former owner of SpotX may have an adverse effect on the price of our common stock; conversion of our Convertible Senior Notes would dilute the ownership interest of existing stockholders; the severity, magnitude, and duration of the COVID-19 pandemic, including impacts of the pandemic and of responses to the pandemic by governments; the impact of inflation and supply chain issues on the advertising marketplace; our CTV spend may grow more slowly than we expect if industry growth rates for ad supported CTV are not accurate, if CTV sellers fail to adopt programmatic advertising solutions or if we are unable to maintain or increase access to CTV advertising inventory; we may be unsuccessful in our supply path optimization efforts; our ability to introduce new offerings and bring them to market in a timely manner and otherwise adapt in response to client demands and industry trends; uncertainty of our estimates and expectations associated with new offerings, including the CTV ad server product that we recently acquired in the SpringServe Acquisition and our developing identity solutions; we must increase the scale and efficiency of our technology infrastructure to support our growth; the emergence of header bidding has increased competition from other demand sources and may cause infrastructure strain and added costs; our access to mobile inventory may be limited by third-party technology or lack of direct relationships with mobile sellers; we may experience lower take rates, which may not be offset by increases in the volume of ad requests, improvements in fill-rate, and/or increases in the value of transactions through our platform; the impact of requests for discounts, fee concessions, rebates, refunds or favorable payment terms; our history of losses, and the fact that in the past our operating results have and may in the future fluctuate significantly, be difficult to predict, and fall below analysts' and investors' expectations; the effect on the advertising market and our business from difficult economic conditions or uncertainty; the effects of seasonal trends on our results of operations; we operate in an intensely competitive market that includes companies that have greater financial, technical and marketing resources than we do; the effects of consolidation in the ad tech industry; the growing percentage of digital advertising spend captured by closed "walled gardens" (such as Google, Facebook, Comcast, and Amazon); our ability to differentiate our offerings and compete effectively to combat commodification and disintermediation; potential limitations on our ability to collect or use data as a result of consumer tools, regulatory restrictions and technological limitations; the development and use of new identity solutions as a replacement for third-party cookies and other identifiers may disrupt the programmatic ecosystem and cause the performance of our platform to decline; the industry may not adopt or may be slow to adopt the use of first-party publisher segments as an alternative to third-party cookies; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and privacy; failure by us or our clients to meet advertising and inventory content standards; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand, and to establish direct relationships and integrations without the use of our platform; our reliance on large aggregators of advertising inventory, and the concentration of CTV among a small number of large sellers that enjoy significant negotiating leverage; our ability to provide value to both buyers and sellers of advertising without being perceived as favoring one over the other or being perceived as competing with them through our service offerings; our reliance on large sources of advertising demand, including demand side platforms ("DSPs") that may have or develop high-risk credit profiles or fail to pay invoices when due; we may be exposed to claims from clients for breach of contracts; errors or failures in the operation of our solution, interruptions in our access to network infrastructure or data, and breaches of our computer systems; our ability to ensure a high level of brand safety for our clients and to detect "bot" traffic and other fraudulent or malicious activity; the use of our net operating losses and tax credit carryforwards may be subject to certain limitations; our business may be subject to sales and use tax, advertising and other taxes; our ability to raise additional capital if needed; the impact of our share repurchase program on our stock price and cash reserves; volatility in the price of our common stock; the impact of negative analyst or investor research reports; our ability to attract and retain qualified employees and key personnel; costs associated with enforcing our intellectual property rights or defending intellectual property infringement; the Capped Call Transactions subject us to counterparty risk and may affect the value of the Convertible Senior Notes and our common stock; the conditional conversion feature of the Convertible Senior Notes, if triggered, may adversely affect our financial condition and operating result; failure to successfully execute our international growth plans; and our ability to identify future acquisitions of or investments in complementary companies or technologies and our ability to consummate the acquisitions and integrate such companies or technologies.

We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent Quarterly Reports on Form 10-Q for 2022. These forward-looking statements represent our estimates and assumptions only as of the date of the report in which they are included. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures and Operational Measures:
In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and development and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include Revenue ex-TAC, Adjusted EBITDA, Non-GAAP Income (Loss), and Non-GAAP Earnings (Loss) per share, each of which is discussed below.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See "Reconciliation of Revenue to Revenue ex-TAC," "Reconciliation of net income (loss) to Adjusted EBITDA," "Reconciliation of net income (loss) to non-GAAP income (loss)," and "Reconciliation of GAAP earnings (loss) per share to non-GAAP earnings (loss) per share" included as part of this press release.

We do not provide a reconciliation of our non-GAAP financial expectations for Revenue ex-TAC, Adjusted EBITDA, and Adjusted EBITDA operating expenses because the amount and timing of many future charges that impact these measures (such as amortization of future acquired intangible assets, acquisition-related charges, foreign exchange (gain) loss, net, stock-based compensation, impairment charges, provision or benefit for income taxes, and our future revenue mix), which could be material, are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors.
Revenue ex-TAC:

Revenue ex-TAC is revenue excluding traffic acquisition cost ("TAC"). Traffic acquisition cost, a component of Cost of revenue, represents what we must pay sellers for the sale of advertising inventory through our platform for revenue reported on a gross basis. In calculating Revenue ex-TAC, we add back the cost of revenue, excluding TAC, to gross profit, the most comparable GAAP measurement. Revenue ex-TAC is a non-GAAP financial measure. We believe Revenue ex-TAC is a useful measure in assessing the performance of Magnite as a combined company following our acquisition of SpotX and facilitates a consistent comparison against our core business without considering the impact of traffic acquisition costs related to revenue reported on a gross basis.
Adjusted EBITDA:

We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, impairment charges, interest income or expense, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to foreign exchange gains and losses, acquisition and related items, non-operational real estate expense (income), net, and provision (benefit) for income taxes. We also track future expenses on an Adjusted EBITDA basis, and describe them as Adjusted EBITDA operating expenses, which includes total operating expenses. Total operating expenses include cost of revenue. We adjust Adjusted EBITDA operating expenses for the same expense items excluded in Adjusted EBITDA. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:
•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.
•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. Adjusted EBITDA may also be used as a metric for determining payment of cash incentive compensation.
•Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:
•Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.
•Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.
•Impairment charges are non-cash charges related to goodwill, intangible assets and/or long-lived assets.
•Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets, merger related severance costs, and changes in the fair value of contingent consideration.
•Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts.
•Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, non-operational real estate expenses or income, or contractual commitments.
•Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.
•Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Our Adjusted EBITDA is influenced by fluctuations in our revenue, cost of revenue, and the timing and amounts of the cost of our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.

Non-GAAP Income (Loss) and Non-GAAP Earnings (Loss) per Share:
We define non-GAAP earnings (loss) per share as non-GAAP income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP income (loss) is equal to net income (loss) excluding stock-based compensation, cash and non-cash based acquisition and related expenses, including amortization of acquired intangible assets, merger related severance costs, transaction expenses, non-operational real estate expenses or income, foreign currency gains and losses, and in periods in which the Company generates net income, non-GAAP net income also excludes interest expense associated with Convertible Senior Notes. In periods in which we have non-GAAP income, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, performance stock units, and potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method. In periods in which the Company generates net income, non-GAAP weighted-average shares will also include the impact of shares that would be issuable assuming conversion of all of the Convertible Senior Notes, calculated under the if-converted method. We believe non-GAAP earnings (loss) per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings (loss) per share is that other companies may define non-GAAP earnings (loss) per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Non-GAAP earnings (loss) per share is a performance measure and should not be used as a measure of liquidity. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).

Investor Relations Contact
Nick Kormeluk
(949) 500-0003
nkormeluk@magnite.com
Media Contact
Charlstie Veith
(516) 300-3569
press@magnite.com

MAGNITE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$230,401	$117,676
Accounts receivable, net	927,781	471,666
Prepaid expenses and other current assets	19,934	17,729
TOTAL CURRENT ASSETS	1,178,116	607,071
Property and equipment, net	34,067	23,681
Right-of-use lease asset	76,986	39,599
Internal use software development costs, net	20,093	16,160
Intangible assets, net	426,615	89,884
Goodwill	969,873	158,125
Other assets, non-current	6,862	4,440
TOTAL ASSETS	$2,712,612	$938,960
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	1,000,956	$509,315
Lease liabilities - current portion	19,142	9,813
Debt, current	3,600	—
Other current liabilities	5,697	3,070
TOTAL CURRENT LIABILITIES	1,029,395	522,198
Debt, non-current, net of debt issuance costs	720,023	—
Lease liabilities, non-current	66,487	32,278
Deferred tax liability, net	13,303	199
Other liabilities, non-current	2,647	2,672
TOTAL LIABILITIES	1,831,855	557,347
STOCKHOLDERS' EQUITY
Common stock	2	2
Additional paid-in capital	1,282,589	777,084
Accumulated other comprehensive loss	(1,376)	(957)
Treasury stock	(6,007)	—
Accumulated deficit	(394,451)	(394,516)
TOTAL STOCKHOLDERS' EQUITY	880,757	381,613
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,712,612	$938,960

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue	$161,286	$82,003	$468,413	$221,628
Expenses (1)(2):
Cost of revenue	66,839	21,168	201,662	77,747
Sales and marketing	52,284	22,971	170,406	76,030
Technology and development	21,013	14,228	74,449	51,546
General and administrative	17,116	14,766	64,789	52,987
Merger, acquisition, and restructuring costs	399	875	38,177	17,552
Total expenses	157,651	74,008	549,483	275,862
Income (loss) from operations	3,635	7,995	(81,070)	(54,234)
Other (income) expense:
Interest (income) expense, net	7,253	62	19,848	(50)
Other income	(1,133)	(1,178)	(4,450)	(3,665)
Foreign exchange (gain) loss, net	(122)	3,065	(1,480)	2,220
Total other (income) expense, net	5,998	1,949	13,918	(1,495)
Income (loss) before income taxes	(2,363)	6,046	(94,988)	(52,739)
Provision (benefit) for income taxes	(2,816)	160	(95,053)	693
Net income (loss)	$453	$5,886	$65	$(53,432)
Net income (loss) per share:
Basic	$—	$0.05	$—	$(0.55)
Diluted	$—	$0.05	$—	$(0.55)
Weighted average shares used to compute net income (loss) per share:
Basic	132,099	112,746	126,294	96,700
Diluted	139,470	124,376	136,261	96,700

(1) Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Cost of revenue	$262	$113	$792	$525
Sales and marketing	5,292	2,301	15,718	8,229
Technology and development	3,662	1,982	11,857	7,451
General and administrative	2,998	2,481	11,297	10,416
Restructuring and other exit costs	—	316	1,071	1,870
Total stock-based compensation expense	$12,214	$7,193	$40,735	$28,491

(2) Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Cost of revenue	$26,007	$8,472	$78,115	$34,879
Sales and marketing	23,426	4,351	67,463	13,313
Technology and development	206	114	674	454
General and administrative	163	154	634	602
Total depreciation and amortization expense	$49,802	$13,091	$146,886	$49,248

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Year Ended
	December 31, 2021	December 31, 2020
OPERATING ACTIVITIES:
Net income (loss)	$65	$(53,432)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	146,886	49,248
Stock-based compensation	40,735	28,491
(Gain) loss on disposal of property and equipment	130	(22)
Provision for doubtful accounts	49	(138)
Amortization of debt discount and issuance costs	4,925	—
Non-cash lease expense	(350)	(784)
Deferred income taxes	(98,770)	789
Unrealized foreign currency gains, net	(2,259)	(1,161)
Other items, net	3,292	—
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(254,368)	(103,836)
Prepaid expenses and other assets	1,324	(10,095)
Accounts payable and accrued expenses	284,905	75,064
Other liabilities	25	3,811
Net cash provided by (used in) operating activities	126,589	(12,065)
INVESTING ACTIVITIES:
Purchases of property and equipment	(17,697)	(14,292)
Capitalized internal use software development costs	(11,431)	(7,667)
Mergers and acquisitions, net of cash acquired	(661,869)	54,595
Net cash provided by (used in) investing activities	(690,997)	32,636
FINANCING ACTIVITIES:
Proceeds from Convertible Senior Notes offering	400,000	—
Proceeds from issuance of debt, net of debt discount	349,200	—
Payment for capped call options	(38,960)	—
Payment for debt issuance costs	(30,378)	—
Proceeds from exercise of stock options	9,425	13,548
Proceeds from issuance of common stock under employee stock purchase plan	3,714	1,660
Repayment of debt	(1,800)	—
Repayment of financing lease	(645)	—
Purchase of treasury stock	(6,007)	—
Taxes paid related to net share settlement	(6,496)	(7,854)
Net cash provided by financing activities	678,053	7,354
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(683)	918
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	112,962	28,843
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	117,731	88,888
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$230,693	$117,731

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-(Continued)
(In thousands)
(unaudited)

	Year Ended
	December 31, 2021	December 31, 2020
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$230,401	$117,676
Restricted cash included in prepaid expenses and other current assets	240	—
Restricted cash included in other assets, non-current	52	55
Total cash, cash equivalents and restricted cash	$230,693	$117,731

SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Cash paid for income taxes	$2,141	$1,614
Cash paid for interest	$12,908	$101
Capitalized assets financed by accounts payable and accrued expenses	$2,171	$42
Capitalized stock-based compensation	$1,496	$757
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$42,013	$2,036
Purchase consideration - indemnification claims holdback	$1,602	$—
Common stock and options issued for mergers and acquisitions	$495,591	$287,418
Debt discount, non-cash	$10,800	$—

MAGNITE, INC.
RECONCILIATION OF REVENUE TO GROSS PROFIT TO REVENUE EX-TAC
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue	$161,286	$82,003	$468,413	$221,628
Less: Cost of revenue	66,839	21,168	201,662	77,747
Gross Profit	94,447	60,835	266,751	143,881
Add back: Cost of revenue, excluding TAC	47,651	20,120	149,704	75,721
Revenue ex-TAC	$142,098	$80,955	$416,455	$219,602

MAGNITE, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income (loss)	$453	$5,886	$65	$(53,432)
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	7,246	5,084	25,017	24,337
Amortization of acquired intangibles	42,556	8,007	121,869	24,911
Stock-based compensation expense	12,214	7,193	40,735	28,491
Acquisition and related items	399	559	37,106	15,682
Non-operational real estate expense (income), net	356	(5)	553	198
Interest (income) expense, net	7,253	62	19,848	(50)
Foreign exchange (gain) loss, net	(122)	3,065	(1,480)	2,220
Other non-operating (income) expense, net	(1)	—	(1)	15
Provision (benefit) for income taxes	(2,816)	160	(95,053)	693
Adjusted EBITDA	$67,538	$30,011	$148,659	$43,065

MAGNITE, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP INCOME (LOSS)
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income (loss)	$453	$5,886	$65	$(53,432)
Add back (deduct):
Merger, acquisition, and restructuring costs, including amortization of acquired intangibles and excluding stock-based compensation expense	42,955	8,566	158,975	40,593
Stock-based compensation expense	12,214	7,193	40,735	28,491
Impairment of goodwill	—	—	—	—
Non-operational real estate expense (income), net	356	(5)	553	198
Foreign exchange (gain) loss, net	(122)	3,065	(1,480)	2,220
Other non-operating (income) expense, net	(1)	—	(1)	15
Interest Expense, Convertible Senior Notes	250	—	794	—
Tax effect of Non-GAAP adjustments (1)	(18,525)	(537)	(121,812)	(667)
Non-GAAP income (loss)	$37,580	$24,168	$77,829	$17,418

(1)	Non-GAAP income (loss) includes the estimated tax impact from the expense items reconciling between net income (loss) and non-GAAP income (loss).

MAGNITE, INC.
RECONCILIATION OF GAAP INCOME (LOSS) PER SHARE TO NON-GAAP INCOME (LOSS) PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP net income (loss) per share (1):
Basic	$—	$0.05	$—	$(0.55)
Diluted	$—	$0.05	$—	$(0.55)

Non-GAAP income (loss) (2)	$37,580	$24,168	$77,829	$17,418

Weighted-average shares used to compute basic net income (loss) per share	132,099	112,746	126,294	96,700
Dilutive effect of weighted-average common stock options, RSAs, RSUs, and PSUs	7,354	11,549	9,926	7,070
Dilutive effect of weighted-average ESPP	17	81	41	50
Dilutive effect of weighted-average Convertible Senior Notes	6,262	—	4,940	—
Non-GAAP weighted-average shares outstanding (3)	145,732	124,376	141,201	103,820
Non-GAAP income (loss) per share	$0.26	$0.19	$0.55	$0.17

(1) Calculated as net income (loss) divided by basic and diluted weighted-average shares used to compute net income (loss) per share as included in the consolidated statement of operations.
(2) Refer to reconciliation of net income (loss) to non-GAAP income (loss).
(3) Non-GAAP income (loss) per share is computed using the same weighted-average number of shares that are used to compute GAAP net income (loss) per share in periods where there is both a non-GAAP loss and a GAAP net loss.

MAGNITE, INC.
REVENUE EX-TAC BY CHANNEL
(In thousands, except percentages)
(unaudited)

	Revenue ex-TAC
	Three Months Ended
	December 31, 2021		December 31, 2020		December 31, 2019

Channel:
CTV	54,025	38%	$15,341	19%	$—	—%
Desktop	36,415	26	$26,440	33	$20,557	42
Mobile	51,658	36	39,174	48	27,929	58
Total	$142,098	100%	$80,955	100%	$48,486	100%

	Revenue ex-TAC
	Year Ended
	December 31, 2021		December 31, 2020		December 31, 2019

Channel:
CTV	143,407	34%	$34,319	16%	$—	—%
Desktop	112,981	27	$76,930	35	$68,302	44
Mobile	160,067	39	108,353	49	88,112	56
Total	$416,455	100%	$219,602	100%	$156,414	100%